April 27, 2000


VIA EDGAR
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Builders Fixed Income Fund, Inc.; File Nos. 811-08273 and 333-30221

Dear Sir or Madam:

     Builders Fixed Income Fund, Inc. (the "Fund") is an open-end management investment company registered under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended ("Securities Act"). We understand that the Fund is about to file post-effective amendment number 4 to its registration statement pursuant to Rule 485(b) under the Securities Act.

     We have, as legal counsel, reviewed the above-referenced post-effective amendment, and, pursuant to paragraph (b)(4) under Rule 485 of the Securities Act, represent that this post-effective amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

     We hereby consent to this opinion accompanying the post-effective amendment number 4 to the Fund's registration statement which the Fund herein files with the Securities and Exchange Commission.


                                        Very truly yours,

                                        /s/ Thompson Coburn LLP